UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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SANTA LUCIA BANCORP
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SANTA LUCIA BANCORP

7480 El Camino Real
Atascadero, California  93422

NOTICE OF 2010 ANNUAL MEETING

OF SHAREHOLDERS AND PROXY STATEMENT

MEETING DATE: April 21, 2010

[SANTA LUCIA BANCORP LETTERHEAD)

March 12, 2010

Dear Shareholder:

We are pleased to invite you to the Annual Meeting of Shareholders to be held on Wednesday, April 21, 2009, at 6:00 p.m., at Santa Lucia Bank at 7480 El Camino Real, Atascadero, California.  As we have done in the past, in addition to considering the matters described in the Proxy Statement, we will review major developments since our last Shareholders’ Meeting.

We hope that you will attend the Meeting in person; however, we strongly encourage you to designate the proxies named on the enclosed Proxy Card to vote your shares.  This will ensure that your common stock is represented at the Meeting.

We look forward to your participation.

By Order of the Board of Directors,

/s/ James M. Cowan
James M. Cowan
Secretary

SANTA LUCIA BANCORP

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Santa Lucia Bancorp:

NOTICE IS HEREBY GIVEN that, pursuant to its Bylaws and the call of its Board of Directors, the Annual Meeting of Shareholders of Santa Lucia Bancorp (“Company”) will be held as follows:

Date:	Wednesday, April 21, 2010
Time:	6:00 p.m.
Place:	Santa Lucia Bank
7480 El Camino Real
Atascadero, California

Matters to be voted on:

•                  Election of Directors.  To elect nine (9) persons to the Board of Directors of the Company to serve until their successors have been elected and have qualified. The Board of Directors has nominated the following persons for election:

Khatchik H. Achadjian	Stanley R. Cherry
Jerry W. DeCou III	Douglas C. Filipponi
John C. Hansen	Jean Hawkins
Paul G. Moerman	Larry H. Putnam
D. Jack Stinchfield

•                  Executive Compensation.  To consider and provide a non-binding vote upon a proposal to approve the compensation of executives, as disclosed in the proxy statement dated March 12, 2010

•                  Any other matters that may properly be brought before the meeting by order of the Board of Directors

Only those shareholders of record at the close of business on March 10, 2010, are entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

The Bylaws of the Company provide for the nomination of directors in accordance with the following procedures:

“Article III, Section 3.  Nomination of Directors. Nominations for election of members of the board may be made by the board or by any holder of any outstanding class of capital stock of the Company entitled to vote for the election of directors. Notice of intention to make any nominations (other than for persons named in the notice of the meeting called for the election of directors) shall be made in writing and shall be delivered or mailed to the President of the Company by the later of: (i) the close of business twenty-one (21) days prior to any meeting of shareholders called for the election of directors; or (ii) seven (7) days after the date of mailing of notice of the meeting to shareholders. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the Company owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the Company owned by the notifying shareholder; (f) the number of shares of capital stock of any bank, bank holding company, savings and loan association or other depository institution owned beneficially by the nominee or by the notifying shareholder and the identities and locations of any such institutions; and (g) whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged bankrupt. The notification shall be signed by the nominating shareholder and by each nominee, and shall be accompanied by a written consent to be named as a nominee for election as a director from each proposed nominee. Nominations not made in accordance with these procedures shall be disregarded by the Chairman of the meeting, and upon his instructions, the inspectors of election shall disregard all votes cast for each such nominee.”

IT IS VERY IMPORTANT THAT EVERY SHAREHOLDER VOTE. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING AND YOU WISH TO CHANGE YOUR VOTE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON AT THAT TIME. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE.

PLEASE INDICATE ON THE PROXY CARD WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING SO WE CAN PROVIDE ADEQUATE ACCOMMODATIONS.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 21, 2010:

•                  The proxy statement for the 2010 Annual Meeting of Shareholders, Proxy Card, and 2009 Annual Report are available at http://www.edocumentview.com/SLBA.

/s/ James M. Cowan
James M. Cowan
Secretary

March 12, 2010

Please vote promptly.

SANTA LUCIA Bancorp

7480 El Camino Real

Atascadero, California 93422

PROXY STATEMENT

Your vote is very important.  For this reason, the Board of Directors is requesting that you allow your common stock to be represented at the annual meeting by the proxies named on the enclosed proxy card.  This proxy statement is being sent to you in connection with this request and has been prepared for the Board by our management.  “We,” or “our,” refer to Santa Lucia Bancorp.  Santa Lucia Bancorp and its wholly owned subsidiary Santa Lucia Bank are collectively referred to herein as the “Company.”  The proxy statement is being sent to our shareholders on or about March 25, 2010.

GENERAL INFORMATION ABOUT THE MEETING

The Meeting.  Our 2010 annual meeting (the “Meeting”) will be held on April 21, 2010, at 6:00 p.m., at Santa Lucia Bank, which is located at 7480 El Camino Real, Atascadero, California.

Who Can Vote.  You are entitled to vote your Company common stock if our records showed that you held your shares as of March 10, 2010.  At the close of business on that date, a total of 1,964,035 shares of common stock were outstanding and entitled to vote.  Each share of Company common stock has one vote.  The enclosed proxy card shows the number of shares that you are entitled to vote.

Voting Your Proxy.  If your common stock is held by a broker, bank, or other nominee, you will receive instructions from them that you must follow in order to have your shares voted.

If you hold your shares in your own name as a holder of record, you may instruct the proxies how to vote your common stock by signing, dating, and mailing the proxy card in the postage paid envelope that we have provided to you.  Of course, you can always come to the Meeting and vote your shares in person.  The proxies will vote your shares in accordance with any specific instructions you indicate on your proxy card.  If you sign and return a proxy card without giving specific voting instructions, your shares will be voted “for” the election of directors named in this proxy statement and for the approval of the compensation of our executive officers as disclosed herein.

Matters to be Presented.  We are not now aware of any matters to be presented other than the election of directors and a non-binding vote on approval of executive compensation as described in this proxy statement.  If any matters not described in the proxy statement are properly presented at the Meeting, the proxies will use their own judgment to determine how to vote your shares.  If the Meeting is adjourned, the proxies can vote your common stock on the new meeting date as well, unless you have revoked your proxy instructions.

Revoking your Proxy.  To revoke your proxy instructions if you are a holder of record, you must advise the Secretary of the Company in writing before the proxies vote your common stock at the Meeting, deliver later proxy instructions, or attend the Meeting and vote your shares in person.  Unless you decide to attend the Meeting and vote your shares in person after you have submitted voting instructions to the proxies, you must revoke or amend your prior instructions in writing by notifying the Company’s secretary or by submitting a later dated proxy.  This will help to ensure that your shares are voted the way you have finally determined you wish them to be voted.

How Votes are Counted.  The Meeting will be held if a majority of the outstanding common stock entitled to vote is represented at the Meeting.  If you have returned valid proxy instructions or attend the Meeting in person, your common stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the Meeting.  If you hold your common stock through a nominee, generally the nominee may vote the common stock that it holds for you only in accordance with your instructions.  Brokers who are members of the National Association of Securities Dealers, Inc. may not vote shares held by them in nominee’s name unless they are permitted to do so under applicable rules.  Under New York Stock Exchange rules, a member broker that has transmitted proxy soliciting materials to a beneficial owner may vote on matters that the Exchange has determined to be routine if the beneficial owner has not provided the broker with voting instructions within 10 days of the meeting.  If a nominee cannot vote on a particular matter because it is not routine, there is a “broker non-vote” on that matter.  Broker non-votes count for quorum purposes, but we do not count either abstentions or broker non-votes as votes for or against any proposal.

Cumulative Voting.  Each shareholder of record is entitled to one vote for each share held on all matters to come before the Meeting, except that the shareholders may have cumulative voting rights with respect to the election of directors. Pursuant to California law, no shareholder can cumulate votes unless the name(s) of the candidate(s) for which such votes are to be cast has been placed in nomination prior to the voting and, also prior to the voting at the Meeting, a shareholder has given notice of the shareholder’s intention to cumulate the shareholder’s votes at such Meeting. If any shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. Management does not, at this time, intend to give such notice or to cumulate the votes it may hold pursuant to the proxies solicited herein unless the required notice by a shareholder is given in proper form at the Meeting, in which instance management intends to cumulatively vote all of the proxies held by it in favor of the nominees for office as set forth herein or for such of said nominees as it may determine is required in the case of cumulative voting. Therefore, discretionary authority to cumulate votes in such event is solicited in this Proxy Statement.

If cumulative voting shall be utilized, each shareholder may give one candidate a number of votes equal to the number of directors to be elected, nine (9), multiplied by the number of votes to which the shareholder’s shares are entitled, or may distribute the same number of votes among as many candidates as the shareholder desires. The nine candidates receiving the highest number of votes are elected.

Cost of this Proxy Solicitation.  We will pay the cost of this proxy solicitation.  In addition to soliciting proxies by mail, we expect that a number of our employees will solicit shareholders for the same type of proxy, personally and by telephone.  None of these employees will receive any additional or special compensation for doing this.   We will, on request, reimburse brokers, banks, and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions.

Attending the Meeting.  If you are a holder of record and plan to attend the Meeting, please indicate this when you vote.  If you are a beneficial owner of common stock held by a broker, bank or other nominee, you will need proof of ownership to be admitted to the Meeting.  A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership.  If you want to vote your common stock held in nominee name in person, you must get a written proxy in your name from the broker, bank, or other nominee that holds your shares.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Bylaws and implementing resolutions provide for a range of from seven (7) to thirteen (13) directors.  The current size of the Board has been set at nine (9) directors.  Management has nominated the nine (9) current directors to serve as the Company’s directors.  Each director who is elected at the Meeting will hold office until the next Annual Meeting of Shareholders and until his or her successor is elected and qualified.

Vote Required.  Directors must be elected by a plurality of the votes cast at the meeting.  This means that the nominees receiving the greatest number of votes will be elected.  Votes withheld for any nominee will not be counted.

Substitute Nominees.  Although we know of no reason why any of the nominees would not be able to serve, if any nominee is unavailable for election, the proxies would vote your common stock to approve the election of any substitute nominee proposed by the Board of Directors.  We may also choose to reduce the number of directors to be elected, as permitted by our Bylaws.

The following paragraphs set forth certain information as of the Record Date, March 10, 2010, with respect to those persons nominated by the Board of Directors for election as directors. The Company knows of no arrangements, including any pledge by any person of securities of the Company, the operation of which may, at a subsequent date, result in a change in control of the Company. There are no arrangements or understandings by which any of the directors of the Company were selected. There is no family relationship between any of the directors or executive officers.

Khatchik H. Achadjian, 58 years old, has served as a Director of the Company/Bank since 1996 and was a Director of Central Coast National Bank for 6 years prior to that.  For the past 14 years Mr. Achadjian has served on the Audit Committee as well as the Marketing Committee.  He is a 4th District County Supervisor of San Luis Obispo, and a member of the Coastal Commission.  He is the owner of several service stations.

Stanley R. Cherry, 66 years old, has served as a Director of the Company/Bank since 1985.  Mr. Cherry was President and Chief Executive Officer of the Company/Bank from 1985 to 2003 at which time he retired.  During his term of office he served on the Audit Committee, ALCO Committee and Loan Committee.

Jerry W. DeCou III, 78 years old, has served as a Director and Chairman of the Board of the Company/Bank since 1985.  He has served as a Loan Committee member, and spent 14 years as an Investment Committee member.  Mr. DeCou is a principal shareholder in DeCou Lumber Company, Inc., and is retired.

Douglas C. Filipponi, 57 years old, has served as Director and Vice Chairman of the Board of the Company/Bank since 1985.  He has served on the Investment Committee and is an Audit Committee member.  He is President and General Manager of Filipponi-Thompson Drilling Company, Inc.  He is also a partner or shareholder in various vineyard and ranch related companies.

John C. Hansen, 66 years old, has served as a Director of the Company/Bank since July 2007, and President and Chief Executive Officer of the Bank since January 2009.  Prior to that Mr. Hansen served as President and Chief Operating Officer from July 2007 through January 2009, Executive Vice President, Chief Financial Officer and Secretary of the Bank since 2004 and Company since 2006, and various other positions since 1995.  Mr. Hansen has been in banking for 47 years covering all aspects of the industry.

Jean Hawkins, 82 years old, has served as a Director of the Company/Bank since 1985.   Mrs. Hawkins has served on the Investment committee for 23 years, and is currently a Loan Committee member.  Mrs. Hawkins is retired.

Paul G. Moerman, 62 years old, a Director of the Company/Bank since 1985.  Mr. Moerman has been a Marketing Committee member for 23 years, has served on the Audit Committee, Investment Committee, and Loan Committee.  He is presently a Real Estate Developer and President of Moerman, Inc. (Contractor).

Larry H. Putnam, is 63years old, has served as a Director of the Company/Bank since 2002, and has been employed by the Company/Bank continuously since 1985 in various administrative and executive positions.  Mr. Putnam retired as the President and Chief Executive Officer in January 2009.  Mr. Putnam has been a banker for 42 years, 25 of them with the Bank and Company.  His breadth of knowledge of the banking industry in general, and our market area and organization in particular, provide the Company’s board with critical banking expertise in all facets of the business of banking.

D. Jack Stinchfield, is 72 years old and has served as a Director of the Company/Bank since 1985.  He served on the Loan Committee and has been an Audit Committee member for 12 years.  He is a General Contractor and real estate broker.  He was previously in real estate brokerage and lending, and currently is a loan officer specializing in reverse mortgages for a company based in Arizona.

General Information About the Nominees and the Continuing Directors.  All of the nominees are currently directors.  Each has agreed to be named in this proxy statement and to serve if elected.  Each of the nominees and each of the continuing directors was a director and attended at least 85% of the meetings of the Board and committees on which they served in 2009.

Unless stated otherwise, all of the nominees have been continuously employed by their present employers for more than five years.  None of our directors is a director, nor has been during the prior five years, of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Security Ownership of Certain Beneficial Owners.  As of March 10, 2010, the Company knew of no person who owned more than five percent (5%) of the outstanding shares of its Common Stock except (i) as set forth in “Security Ownership of Management” or (ii) as described below:

Name and address of	Amount and Nature of	Percent
Beneficial Owner	Beneficial Ownership	of Class

Trust for the Santa Lucia Bank Employee Stock Ownership Plan (1) 7480 El Camino Real
Atascadero, California 93422	171,750	8.7%

(1)                                  The Trust holds the shares of Company’s common stock for the ultimate benefit of Santa Lucia Bank employees who participate in the Bank’s Employee Stock Ownership Plan (“ESOP”). At December 31, 2009, 168,650 shares were held in the Trust. The Trustees of the ESOP are Khatchik H. Achadjian, John C. Hansen and Sharon Satterthwaite, who have shared voting and disposition power over the shares held in the trust.

Security Ownership of Management.  The following table provides information as of March 10, 2010, concerning the equity ownership of the Company’s common stock by its directors/nominees, executive officers, and its directors and executive officers as a group:

Name and Address of Beneficial Ownership (1)	Relationship with Company	Amount and Nature of Beneficial Ownership (2)(3)		Percentage of Class (3)
Khatchik H. Achadjian	Director	20,344	(4)	1.0%
Stanley R. Cherry	Director	112,002	(5)	5.7%
Jim Cowan	Executive Vice President and Chief Financial Officer	24,032	(6)	1.2%
Jerry W. DeCou III	Chairman of the Board	92,065	(7)	4.7%
Douglas C. Filipponi	Vice Chairman of the Board	132,726	(8)	6.8%
John C. Hansen	President, Chief Executive Officer and Director	40,685	(9)	2.1%
Jean Hawkins	Director	113,799	(10)	5.8%
John L. McNinch	Executive Vice President, Credit Administrator	1,826		0.1%
Paul G. Moerman	Director	68,826	(11)	3.5%
Larry H. Putnam	Director	101,294	(12)	5.2%
D. Jack Stinchfield	Director	53,909	(13)	2.7%
All Directors and Executive Officers of the Company as a group (11 persons)		761,508		36.7%

(1)	The address for each person is c/o the Company, 7480 El Camino Real, Atascadero, California 93422.

(2)

Unless otherwise indicated in these notes and subject to applicable community property laws and shared voting and investment power with a spouse, the beneficial owner of these securities has sole voting and investment power for the shares of the Company’s common stock listed.

(3)	Includes shares of Common Stock subject to stock options exercisable within 60 days.

(4)

Includes 8,009 shares in a trust and 960 custodial shares over which Mr. Achadjian has shared voting and disposition power. Does not include shares held in either the ESOP or the 401 (k) for both of which Mr. Achadjian is one of the Trustees over which he disclaims beneficial ownership.

(5)	Includes 73,279 shares in a trust over which Mr. Cherry has shared voting and disposition power and 30,410 shares over which Mr. Cherry has sole voting or investment power.

(6)	Includes 11,620 shares over which Mr. Cowan has sole voting and investment power and 3,232 shares in which Mr. Cowan has shared voting.

(7)	Includes 86,700 shares held in a trust over which Mr. DeCou has shared voting and disposition power.

(8)

Includes 119,263 shares held in trust over which Mr. Filipponi has shared voting and disposition power, 3,371 shares in which Mr. Filipponi has sole voting and 7,032 held for Mr. Filipponi’s benefit by his company’s profit sharing plan.

(9)	Includes 16,715 shares in a trust over which Mr. Hansen has shared voting and disposition power. Does not include shares held in the ESOP Plan of which Mr. Hansen is one of the

Trustees, over which Mr. Hansen disclaims beneficial ownership (except for those shares vested in his individual accounts thereunder).

(10)	Includes 102,579 shares in a trust over which Mrs. Hawkins has shared voting and disposition power.

(11)	Includes 57,606 shares in a trust over which Mr. Moerman has shared voting and disposition power.

(12)	Includes 65,994 shares held in a trust over which Mr. Putnam has shared voting and disposition power and 8,780 shares over which Mr. Putnam has either sole voting or investment power.

(13)	Includes 50,849 shares in trusts over which Mr. Stinchfield has shared voting and disposition power.

ABOUT THE BOARD AND ITS COMMITTEES

We have a strong commitment to good corporate governance and to the highest standards of ethical conduct.  Corporate governance continued to receive a heightened degree of focus from our Board of Directors and management during 2009.

The Board.  The Company is governed by a Board of Directors and various committees of the Board that meet throughout the year.  Directors discharge their responsibilities throughout the year at Board and committee meetings and also through telephone contact and other communications with the Chief Executive Officer and others regarding matters of concern and interest to the Company.  During 2009, there were twelve (12) regularly scheduled meetings of the Board of the Bank and two (2) special meetings.  There were 4 regularly scheduled meetings of the Board of the Company and two (2) special meetings in 2009.  During 2009, the following members of the Board, representing 78% of the Board, were “independent” as defined in the NASDAQ listing standards: Messrs. Achadjian, Cherry, DeCou III, Filipponi, Moerman and Stinchfield, and Ms. Hawkins.  During 2009, Messrs. Hansen and Putnam were not “independent.” The Board has a standing audit committee. The Board has a compensation committee that serves in an Advisory capacity to the Board and a corporate governance committee.

Board Leadership and Board Role in Risk Oversight  The Board is led by the Company’s Chairman, Mr. DeCou.  The Company has determined that the roles of the Chief Executive Officer and Chairman should be separated, but does believe it is important to have the Chief Executive Officer serve as a director.  This separation encourages appropriate Board oversight of management, and we believe fosters an appropriate level of separation between these two distinct levels of leadership of the Company.  In addition to the Board Chairman, additional Board leadership is provided through the respective chairs of the Board’s standing committees.

Through Board and committee meetings, the Board takes an active role in the risk oversight of the Company and the Bank.  For example, the director loan committee meets weekly to discuss proposed loans requiring board action and to monitor, discuss, and resolve problem loans.  The audit committee looks at risk assessment, and the investment committee reviews investment ratings and interest rate risk.  Risk based capital is reviewed by the Board.  Another primary way in which the Board is involved in risk oversight is through the review and adoption of various policies under which the Bank operates.  Significant among these are the Bank’s loan, investment, audit and funds management policies, all of which are designed pursuant to regulatory guidelines and seek to maintain the prudent operation of the Bank’s business.

Audit Committee.  The following describes the audit committee membership during 2009, the number of meetings held during 2009, its current membership, and its function.

The members of the audit committee during 2009 were Directors Achadjian, Cherry, Filipponi, and Stinchfield.  This audit committee met five (5) times in 2009. All members of the audit committee are “independent,” as defined by the NASDAQ listing standards. The Board has determined it does not have an “audit committee financial expert,” as such term is defined in the rules and regulations under the Securities Act of 1933, serving on its audit committee.  The Board does not have an audit committee financial expert for a variety of reasons, including but not limited to the depth of financial experience of Mr. Cherry who serves on the audit committee and served as Santa Lucia Bank’s President and CEO from 1985 until 2003.

Pursuant to its Charter, a copy of which was attached to the proxy statement for the 2008 annual meeting, the Audit Committee is a standing committee appointed annually by the Board of Directors. The Charter is not available on the Company’s website. The Committee assists the Board of Directors in fulfilling its responsibility to the shareholders and depositors relating to the quality and integrity of our accounting systems and financial-reporting processes, the identification and assessment of business risks and the adequacy of overall control environment within the Company.  In so doing, the audit committee will:

•                  Assist Board oversight of the integrity of the Company’s financial statements and compliance with legal and regulatory requirements;

•                  Hold the sole authority to appoint or replace the independent auditor, and assist the Board in ensuring the independence and qualifications of the Company’s independent auditors;

•                  Review and evaluate examination results from state and federal bank regulatory agencies relating to financial reporting of the Company;

•                  Review and discuss the Company’s annual audited financial statements with management and the Company’s independent auditor; and

•                  Periodically review and discuss with management and the independent auditors the adequacy and effectiveness of the Company’s systems and controls for monitoring and managing legal and regulatory compliance.

During the course of the fiscal year the Committee reviewed its written policy, which was accepted by the Board of Directors without change.

The audit committee reports:

•                  The Committee has overseen the financial reporting process for “the Company” on behalf of the Board of Directors.  In fulfilling its oversight responsibilities, the Committee reviewed the annual financial statements to be included in the annual report and Form 10K, which will be filed with the Securities and Exchange Commission.

•                  In accordance with Statements on Accounting Standards (SAS) No. 61, discussions were held with management and the independent auditors regarding the acceptability and the quality of the accounting principles used in the reports.  These discussions included the clarity of the disclosures made therein, the underlying estimates and assumptions used in the financial reporting, and the reasonableness of the significant judgments and management decisions made in developing the financial statements.  In addition, the Committee has discussed with the independent auditors their independence from the Company and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1.

•                  The Committee has also met and discussed with the Company management, and its independent and external auditors, issues related to the overall scope and objectives of the audits conducted, the internal controls used by the Company, and the selection of the Company’s independent auditors.

•                  The audit committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

•                  Pursuant to the reviews and discussions described above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on (Form 10-K) for the fiscal year ended December 31, 2009 for filing with the Securities and Exchange Commission.

/s/ D. Jack Stinchfield	/s/ Khatchik H. Achadjian
D. Jack Stinchfield	Khatchik H. Achadjian

/s/ Stanley R. Cherry	/s/ Douglas C. Filipponi
Stanley R. Cherry	Douglas C. Filipponi

Corporate Governance Committee: The members of the Corporate Governance Committee during 2009 were Directors Cherry, DeCou, Hawkins, Achadjian and Hansen. The Corporate Governance Committee met one (1) time in 2009. The Corporate Governance Committee is comprised of employee and non-employee Directors, all of whom, except Mr. Hansen were “independent” as defined by the NASDAQ rules. A copy of the Corporate Governance Charter is not available on the Company’s website.  However, a copy of the charter and our Corporate Governance Guidelines were attached to the proxy statement for the Company’s 2009 annual meeting.

The Corporate Governance Committee will, among other things:

•                  Develop, recommend, and review annually the Board of Directors’ Corporate Governance Guidelines to comply with state and federal laws and regulations.

•                  Lead the search for qualified directors, review qualifications of individuals suggested by shareholders and directors as potential candidates, and identify nominees who are best qualified.  The criteria for selecting nominees for election as directors of the Company shall include, but not limited to, experience, accomplishments, education, skills, and the highest personal and professional integrity;

•                  Recommend to the Board of Directors the nominees to be proposed by the Company for election as directors of the Company at the annual meeting of shareholders, or to fill vacancies on the Board of Directors;

•                  Review the Board of Directors’ committee structure and recommend to the Board for its approval directors to serve as members of each committee. The Committee will review committee composition annually and recommend new committee members, as necessary.

Director Nomination Process: The Corporate Governance Committee is responsible for screening potential Director candidates, recommending qualified candidates to the Board for nomination, and filling vacancies occurring between annual meetings of shareholders. The Committee considers recommendations of potential candidates from current Directors, management and shareholders.

The Corporate Governance Committee will consider shareholder recommendations for candidates for the Board.  Recommendations can be made in accordance with the “Shareholder Communications with the Board of Directors” section of the Corporate Governance Guidelines, which provides that shareholders may submit recommendations in writing to the Corporate Governance Committee at the Company’s headquarters office.  Each recommendation should identify the proposed nominee and any additional information that may be useful in evaluating the proposed nominee.  Shareholders are reminded that proposing a nominee in this fashion does not constitute a shareholder nomination of a Board member.  To actually nominate a person for Board membership a shareholder must comply with Article III, Section 3 of the Company’s Bylaws.  The committee’s non-exclusive list of criteria for Board members is set forth in the “Selection of Directors” section of the Company’s Corporate Governance Guidelines, and includes:

•                  Personal qualities and characteristics, accomplishments and reputation in the local business community;

•                  Current knowledge and contacts in the communities in which the Company does business and in the Company’s industry or other industries relevant to the Company’s business;

•                  Ability and willingness to commit adequate time to Board and committee matters;

•                  The fit of the individual’s skills and personality with those of other Directors and potential Directors in building a Board that is effective, collegial and responsive to the needs of the Company; and

•                  Diversity of viewpoints, background and experience.

The Corporate Governance Committee conducts surveys and otherwise seeks out the identity of possible candidates for the Board on an ongoing basis.  The Committee screens all potential candidates in the same manner regardless of the source of the recommendation.  At present, the Corporate Governance Committee does not engage a third part to identify and evaluate potential Director candidates. All of the nominees approved by the Corporate Governance Committee for election at the 2010 Annual Meeting were recommended by management and the Board.

Shareholder Communications with the Board. If a shareholder desires to send a communication directly to the Board, a shareholder may do so by complying with the “Shareholder Communications with the Board” section of our Corporate Governance Guidelines, or by sending a letter addressed to the Board to the Company’s headquarters at 7480 El Camino Real, Atascadero, California 93422.  Because the Board often receives solicitation materials from vendors, requests for donations, and advertisements, it is the general practice of the Company to have the President or Executive Vice President review all mail addressed to the Board prior to its delivery to the Board Chairman.

Attendance of Board of Directors at Annual Meeting. We do not have a formal policy regarding director attendance at the annual meeting of shareholders.  However, we strongly recommend that all incumbent Board members, as well as those nominated in the Proxy Statement, attend the annual meeting.  All of our board members attended the annual meeting last year.

COMPENSATION

Compensation.  The following describes the advisory compensation committee during 2009, the number of meetings held during 2009, its current membership, and its function.

The members of the committee during 2009 were Directors DeCou III, Filipponi, Cherry, and Hansen who is a non voting member. Messrs. DeCou III, Filipponi, and Cherry were “independent” as defined in the NASDAQ definition of “independent”, at the fiscal year end December 31, 2009. Because this committee serves in an advisory capacity only and the ultimate decisions on executive compensation are made by the full board, the Company does not have a formal charter for such committee. The advisory compensation committee makes recommendations to the Board, which is responsible for making the final determinations on executive compensation. The Board determined that it is appropriate for the Company not to have a formal compensation committee in light of the Company’s relative size, stability of the Company’s Board, and the historic involvement of the entire Board in the compensation process.

In connection with executive and director compensation the Board:

•                  Establishes proper compensation for the Chief Executive Officer and the other executive officers of the Bank, with Mr. Hansen abstaining from any matter pertaining to his own compensation;

•                  Provides oversight of management’s decisions regarding salary procedure for other senior officers and employees; and

•                  Makes recommendations to management with respect to incentive compensation and equity-based plans.

The Board does not delegate authority for determining executive officer or director compensation, however the Board does take guidance from the Company’s advisory compensation committee, concerning the compensation of the executive officers.

The Board does not engage compensation consultants to determine or recommend the amount or form of executive and director compensation.  However, the Board does from time to time seek the advice of compensation consultants on certain elements of its overall compensation strategy.  No compensation consultants were engaged in 2009.

In 2008, the Board engaged Corrigan & Company to assist the Board with certain modifications to its salary continuation agreements with its senior executives, which are funded by certain bank owned life insurance policies.  The primary modifications made to the salary continuation agreements in 2008 related to bringing the agreements into compliance with section 409A of the Internal Revenue Code, and regulations promulgated thereunder.  Corrigan & Company provided no other service to the Company or Bank.

The following table sets forth the aggregate compensation for services in all capacities paid or accrued by the Company to the named executive officers during 2009.

Summary Compensation Table

		Salary ($)	Bonus ($)	Option Awards ($)	Change in pension value and non- qualified deferred compensation earnings ($)	All Other Compensation ($)
Name and Principal Position	Year	(1)	(2)	(3)	(4)	(5)	Total ($)
John C. Hansen Executive President /CEO	2009	$180,314	$—	$—	46,157	$27,448	$253,919
	2008	$158,145	$16,515	$—	113,046	$25,105	$312,811
Jim Cowan Executive Vice President/Chief Financial Officer	2009	$139,229	$—	$—	7,760	$27,322	$174,311
	2008	$129,088	$14,442	$—	7,432	$25,058	$176,020
John McNinch Executive Vice President/ Credit Administrator	2009	$129,367	$—	$—	—	$14,206	$143,573
	2008	$76,758	$5,000	$170,625	—	$6,485	$258,868

(1)                       Amounts shown include gross salary earnings, less individual contributions to the bank’s 125 cafeteria plan.

(2)                       Amounts shown as bonus payments were earned in the year indicated but not paid until January of the next fiscal year.

(3)                       Amounts shown are the grant date fair value of stock options granted in 2008 and 2009.

(4)                       The Company’s contribution under Mr. Hansen’s Salary Continuation Agreement was $113,046 and $46,157 for 2008 and 2009 respectively (see salary continuation agreement discussion on page 22).

The Company’s contribution under Mr. Cowan’s Salary Continuation Agreement was $7,432 and $7,760 for 2008 and 2009 respectively (see salary continuation agreement discussion on page 22).

(5)                       John C. Hansen:  Bank paid portion of insurance premium was $7,620 and $7,620 for 2008 and 2009 respectively.  Car allowance was $3,600 for 2008 and $6,000 for 2009.  401k matching by the Bank was $3,286 and $3,508 in 2008 and 2009 respectively.  The amount allocated to Mr. Hansen’s ESOP as of January 31, 2010 was $10,599 and $10,320 for 2008 and 2009 respectively.

James M. Cowan:  Bank paid portion of insurance premium was $10,620 and $11,532 for 2008 and 2009 respectively.  Car allowance was $3,600 and $4,800 in 2008 and 2009 respectively.  401k matching by the Bank was $2,781 in 2008 and $2,916 in 2009 respectively.  The amount allocated to Mr. Cowan’s ESOP as of January 31, 2010 was $8,057 and $8,074 for 2008 and 2009 respectively.

John L. McNinch:  Bank paid portion of insurance premium was $4,235 and $6,720 for 2008 and 2009 respectively.  Car allowance was $2,250 and $4,800 in 2008 and 2009 respectively.  401k matching by the Bank was -0- in 2008 and $2,686 in 2009 respectively.  The amount allocated to Mr. McNinch’s ESOP as of January 31, 2010 was 0 for 2008 and 2009, as he was not yet vested.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration
Name	(1)	(2)	(3)	Date
John C. Hansen	1,530	0	$8.0270	9/12/2010
President/Chief Executive Officer	16,320	0	$13.1180	12/9/2013
	6,120	4,080	$24.3630	9/14/2016

James M. Cowan	4,080	0	$13.1130	12/9/2013
Executive Vice President/Chief Financial Officer	3,060	2,040	$24.3630	9/14/2016
	2,040	3,060	$26.4710	6/20/2017

John L. McNinch	1,530	6,120	$22.3040	5/21/2018
Executive Vice President/Credit Administrator

(1)          Represents the vested and unexercised portion of stock options granted 9/13/00, 12/10/03, 9/15/06, 6/21/07 and 5/20/08 (adjusted for 4 for 1 stock split 6/30/05 and 2% stock dividend 10/20/09).

(2)          Represents the number of unvested shares of stock options granted 9/15/06, 6/21/07 and 5/20/08 (adjusted for 4 for 1 stock split 6/30/05 and 2% stock dividend 10/20/09).

(3)          Represents the market value of the options at their grant date (adjusted for 4 for 1 stock split 6/30/05 and 2% stock dividend 10/20/09).

During 2009 the Company granted no shares under the plan. There were no nonqualified deferred compensation earnings, in 2009.  The section of the table normally showing this information has been omitted.

Santa Lucia Bancorp Stock Option Plan.  The Company sponsors one compensatory incentive and non-qualified stock option plan which provided certain key employees and the Board of Directors with the option to purchase shares of common stock, and one Equity Based Compensation Plan which provides certain key employees and the Board of Directors with awards of options, stock appreciation rights, restricted stock awards, restricted share units, and performance share awards, or any combination thereof.  In 1999, the Bank adopted a stock option plan (the 2000 plan) under which up to 360,000 shares of the Bank’s common stock could be issued to directors, officers, and key employees.  As of the adoption of the new equity compensation plan in 2006, no further grants may be made under the 2000 plan.  In 2006, the Company adopted the 2006 Equity Based Compensation Plan (the Plan), under which the maximum number of shares of common stock that may be awarded shall not exceed 200,000 shares, including 38,200 shares rolled over from the Company’s 2000 Stock Option Plan.  To date, only options have been granted from the Plan.

Option prices may not be less than 100% of the fair market value of the stock at the date of grant.  Options became exercisable at the rate of 20% per year beginning at various dates and expire not more than ten years from the date of grant.  Both Plans permit payment for the exercise of options in cash or by means of a cashless exercise, whereby the optionee’s consideration for the exercise of the stock options may be other shares of the Company’s Common Stock owned by the Optionee.    During 2009 no shares were granted by the Company under the Plan.

In the case of termination of employment or status as a director, no additional options become exercisable, and exercise rights cease in three (3) months unless employment or status as a director is terminated because of death or disability, in which case the option may be exercised for not more than one year following termination. In case of termination of employment for cause, or cessation of status as a director as a result of being removed from office by a bank regulatory authority or by judicial process, exercise rights cease immediately.  The Company recognized stock-based compensation costs of $136,265 resulting in $67,000 of related tax benefits in 2009.

As of March 10, 2010, there were options outstanding under both plans for 224,971 shares of the Company’s common stock.

401 (k) Plan.  The Santa Lucia Bank Profit Sharing / 401(k) Plan (the “401(k) Plan”) was established, and all assets of the former profit sharing plan were transferred to it, effective July 1, 2001. The Bank administers the 401(k) Plan, and its trustees are Khatchik H. Achadjian, John C. Hansen and Sharon Satterthwaite.

Employees are eligible to participate in the 401(k) Plan if they are over 18 years of age and have competed at least six months of service with the Bank, provided they are not covered by any collective bargaining agreement. Eligible employees are allowed to contribute pre-tax compensation to the 401 (k) Plan each years, to a maximum established by law and by the terms of the Plan.  In its discretion the Bank may also contribute additional amounts. During the year ended December 31, 2009, the Bank made an approximate $56,300 contribution to the 401(k) Plan. The remainder of the contributions by the Bank during the year ended December 31, 2009 was made to the Bank’s Employee Stock Ownership Plan, discussed below.

Santa Lucia Bank Employee Stock Ownership Plan.  Effective as of January 1, 1994, the Bank adopted the Santa Lucia Bank Employee Stock Ownership Plan (“ESOP”). The ESOP is considered by the Board of Directors to be a means of recognizing the contributions made to the Bank’s successful operation by its employees and to encourage stock ownership by its employees. The Trustees under the ESOP are Khatchik H. Achadjian, John C. Hansen and Sharon Satterthwaite. During 2009, the Bank made a contribution of approximately $153,700 to the ESOP.

All employees of the Bank who are at least 18 years old, have been credited with 1 year service, and have 1,000 hours by the end of their first twelve consecutive months of employment are eligible to participate.  A part of the Bank’s contribution is allocated to the account of each employee who was eligible that year. An employee is fully vested in the ESOP if they retire at age 65, they die while employed by the Bank, they become disabled while employed by the Bank or have participated in the ESOP for 3 years. An employee who does not meet these criteria may become partially vested.

Salary Continuation Agreements.  The Bank has entered into Salary Continuation Agreements, a non-qualified retirement plan, with each of its current executive officers, John C. Hansen and James M. Cowan which were amended effective December 17, 2008 (“Agreements”). All such changes were made in the effort to bring such benefits into compliance with Internal Revenue Code section 409A.

The Bank has chosen to fund these Agreements with the purchase of bank owned life insurance (“BOLI”) policies on the lives of each of the foregoing officers. In addition to paying a death benefit in the event of a death of one of the executive officers, the BOLI policies also generate income, which helps to offset the annual expense accrual incurred by the Bank each year because of the Agreements. In 2009, the aggregate accrued expense recognized by the Bank because of the Agreements for the Messrs. Hansen and Cowan was $53,917 and the aggregate income earned from their BOLI policies was $65,714.

Upon their respective retirements, provided Messrs. Hansen, and Cowan’s continuous employment with the Bank until age 65, the Agreements provide payments to Mr. Hansen $30,001 if he retires at age 65 or $75,000 each year for life if he retires at the age of 70, and to Mr. Cowan of $25,000 per year, starting at age 65 and continuing for the remainder of their lives.  However, the Agreements also provide in the event of a participant’s death prior to age 65, his beneficiary will be entitled to the retirement benefit starting at age 65 or the month after the participant’s death, whichever is later, and continuing for the beneficiary’s life. These amounts are to be increased each year prior to retirement by the greater of five percent or the increase in the Consumer Price Index. In the event of retirement at age 62, the participants would be entitled to a reduced retirement benefit. The participants are also entitled to lesser payments in the event of a change of control of the Bank, disability or separation from their employment. The Bank has purchased life insurance policies on the life of each participant to provide funds to the Bank to meet its obligations under the Agreements. The participants are unsecured general creditors of the Bank with regard to payments to be made pursuant to the Agreements.

Employee Agreements.  In 1994, the Company entered into change of control agreements with John C. Hansen, then Senior Vice President and Chief Financial Officer, now President and Chief Executive Officer.  In general, Mr. Hansen’s agreement provides that after a “Change in Control” (as defined in the Agreements), and his termination without cause or “resignation with good reason” within 24 months of the announcement of or 18 months of the consummation of the Change in Control, he will be entitled to a lump sum payment equal to 12 months of compensation at his respective base salary rate then in effect plus continued participation in his employee benefits for said 12-month period. Effective August 1, 1998, the Bank revised the Agreement with Mr. Hansen with the benefits provided thereunder remaining substantially the same as the prior agreements.  On November 11, 2004, the Company entered into such an agreement with James M. Cowan, then Senior Vice President and Branch Administrator, now Executive Vice President and Chief Financial Officer, on substantially similar terms as Mr. Hansen’s agreement, excepting that he would be entitled to a lump sum payment equal to 6 months of compensation at his respective base salary rate then in effect plus continued participation in his employee benefits for said 6 month period.  Effective December 15, 2006 both Change in Control agreements were amended, such that, Messrs. Hansen’s  would be a lump sum payment equal to 24 months of compensation, and Messrs. Cowan’s benefit would be for a lump sum payment equal to12 months of compensation.

Emergency Economic Stabilization Act of 2008

On December 19, 2008, the Company sold a series of its preferred stock and common stock purchase warrants to the U.S. Department of Treasury under the Troubled Asset Relief Program (“TARP”) Capital Purchase Program (“CPP”) created under the Emergency Economic Stabilization Act of 2008 (“EESA”) which was amended by the American Recovery and Reinvestment Act of 2009 (“ARRA”). As a result of this transaction, the Company became subject to certain executive compensation requirements under TARP CPP, the EESA, ARRA and Treasury Department regulations. Those requirements apply the Company’s named executive officers as well as other senior executive officers of the Company (collective, the “SEOs”). Those requirements are:

•                  A prohibition of the payment of any “bonus, retention award, or incentive compensation” to Named Executive Officers and the next 20 most highly-compensated employees for as long as any CPP related obligations are outstanding. The prohibition does not apply to certain bonuses payable pursuant to “employment agreements” in effect prior to February 11, 2009;

•                  “Long-term” restricted stock is excluded from ARRA’s bonus prohibition, but only to the extent the value of the stock does not exceed one-third of the total amount of annual compensation of the employee receiving the stock, the stock does not “fully vest” until after all CPP obligations have been satisfied, and any other conditions which the Treasury may specify have been met;

•                  Prohibition on any payment to any SEO or any of the next five most highly-compensated employees upon termination of employment for any reason for as long as any CPP obligations remain outstanding;

•                  Recovery of any bonus or other incentive payment made on the basis of materially inaccurate financial or other performance criteria that is paid to the next 20 most highly compensated employees in addition to the SEO’s;

•                  Prohibition on compensation plans that “encourage” earnings manipulation;

•                  A requirement that the CEO and CFO provide a written certification of compliance with the executive compensation restrictions in ARRA in the Company’s annual filings with the SEC;

•                  Implementation of a company-wide policy regarding excessive or luxury expenditures; and

•                  The U.S. Department of the Treasury has the right to review bonuses, retention awards, and other compensation paid to the SEO’s and the next 20 most highly-compensated employees of each company receiving CPP assistance before ARRA was enacted, and to “seek to negotiate” with the CPP recipient and affected employees for reimbursement if it finds any such payments were inconsistent with the CPP or otherwise in conflict with the public interest

The Company has taken steps to implement the foregoing limitations and believes it is in full compliance with its executive compensation restrictions.

Section 16(a) Beneficial Ownership Reporting Compliance.  Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and any person who owns more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Officers, directors and holders of ten-percent or more of the Company’s common stock are required by SEC regulations to furnish the SEC with copies of all Section 16(a) forms they file. To the best knowledge of the Company, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2009, there are no holders of ten percent or more of the Company’s Common Stock and all Section 16(a) filing requirements applicable to its executive officers and directors appear to have been met.

DIRECTOR COMPENSATION

	Gross Fees Earned or Paid in Cash ($)	Option Awards ($)	All Other Compensation ($)	Total
Name	(1)	(2)	(3)	($)
K. Achadjian	$24,000	$—	$7,371	$31,371
S. Cherry	$24,000	$—	$9,304	$33,304
J. DeCou	$27,600	$—	$3,299	$30,899
D. Filipponi	$26,700	$—	$1,438	$28,138
J. Hawkins	$27,675	$—	$3,314	$30,989
L. Putnam	$24,000	$—	$38,115	$62,115
P. Moerman	$24,450	$—	$9,468	$33,918
D. J. Stinchfield	$24,000	$—	$13,694	$37,694
				$—
				$—
	$202,425	$—	$86,005	$288,430

(1)          Fees paid to each Director for Board and Committee meetings throughout the year.

(2)          There were no stock awards granted or outstanding and there were no nonqualified deferred compensation earnings in 2009.  The section of the chart normally containing this information has been omitted.

(3)          Amounts shown include the Bank paid portion of the Director’s insurance premium, and the amount paid toward the Director’s retirement plan (if any).  The amount shown for Directors Cherry and Putnam includes their salary continuation plan payments.

Compensation of Directors.  During 2009, the non-employee Chairman of the Board was paid a fee of $2,300 per month for attending all board and committee meetings.  All other non-employee directors were paid a fee of $2,000 per month for attending all board and committee meetings.  Of that compensation the amount of $300 is deferred pursuant to the terms of the Deferred Fee Agreement described below for those participating in this plan. Directors Cherry and Putnam do not participate in the Deferred Fee Plan.  Loan Committee members are paid a fee of $75 per meeting attended.  Beginning in 2007 directors no longer receive health insurance coverage on the same basis as employees. During 2009 the bank helped to defer the cost of insurance for directors by paying $1,350 for Stanley R. Cherry, $6,887 for Jerry W. DeCou, $1,350 for Douglas C. Filipponi, $3,314 for Jean Hawkins, $8,970 for Paul G. Moerman and $10,151 for D. Jack Stinchfield. In addition they participate in a Director Retirement Plan and in the Company’s Stock Option Plan, all as described below.  The total amount of fees paid to directors for attendance at Board and Committee meeting during 2009 was $202,425 of which $21,600 was deferred.

Director Retirement Plan.  All of the non-employee directors of the Bank except Stanley R. Cherry and Larry Putnam are participants in the Bank’s Director Retirement Plan (“Director’s Plan”), which was entered into on February 1, 1997. In order to receive benefits under the Director’s Plan, a non-qualified plan, a participant must have completed ten years of service as a director of the Bank and is entitled to the full benefit of the plan upon retirement at age 75 or a lesser benefit at age 65 based upon the number of years of service. The participants are also entitled to lesser benefits in the event of leaving the Bank’s Board of Directors before attaining age 65 and ten years of service, disability or a change of control of the Bank. The directors are deferring a portion of their fees towards this arrangement.

The Bank has purchased life insurance policies on the life of each participant to provide funds to the Bank to meet its obligations under the Agreements. The participants are unsecured general creditors of the Bank with regard to payments to be made pursuant to the Director’s Plan.

Deferred Fee Agreement.  All of the non-employee directors of the Bank, except for Mr. Cherry and Mr. Putnam, are participants in the Bank’s Deferred Fee Agreement (“Deferral Agreement”), which was entered into on February 1, 1997. The Deferral Agreement is a non-qualified plan. Under the Deferral Agreement a participant elects to defer a portion of their director’s fees, which amount may be changed once each year in advance. Each participating director is required to defer at least $3,600 per year. A deferral account is established for each participant and the monies in the deferral account accrue interest at an annual rate equal to the prime rate as reported in The Wall Street Journal on the anniversary date of the Deferral Agreement.

Upon termination of the participant’s service as a director (“Normal Termination”) of the Bank, disability, or a change of control of the Bank, they are entitled to the amount in their deferral account to be paid over ten years. In the event of a participant’s death while still a director of the Bank, the benefit payable to their beneficiary will be the greater of the benefit upon Normal Termination or a benefit determined as if the director had deferred $3,600 annually until age 75.

The Bank has purchased life insurance policies on the life of each participant to provide funds to the Bank to meet its obligations under the Deferral Agreements. The participants are unsecured general creditors of the Bank with regard to payments to be made pursuant to the Directors Plan.

Transactions with Related Persons.  There have been no transactions, or series of similar transactions, during 2009, or any currently proposed transaction, or series of similar transactions, to which the Company was or is to be a party, in which the amount involved exceeded or will exceed the lesser of $120,000 or 1% of the average total assets at year-end for the last three completed fiscal years, and in which any director (or nominee for director) of the Company, executive officer of the Company, any shareholder owning of record or beneficially 5% or more of Company Common Stock, or any member of the immediate family of any of the foregoing persons, had, or will have, a direct or indirect material interest.

Indebtedness of Management.  Some of the current directors and executive officers of the Company and the companies with which they are associated have been customers of, and have had banking transactions with the Company, in the ordinary course of the Company’s business.  The Company expects to continue to have such banking transactions in the future.  All loans and commitments to lend included in such transactions have been made, (i) in the ordinary course of business, (ii) on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loan with persons not related to the Company, and (iii) in the opinion of management of the Company, did not involve more than the normal risk of collectibility or present any other unfavorable features.

PROPOSAL 2

NON-BINDING VOTE ON EXECUTIVE COMPENSATION

Background of the Proposal

On December 19, 2008, the Company completed a transaction with the United States Treasury Department under the CPP (“CPP Transaction”).  In the CPP Transaction the Company sold 4,000 shares of its Series A Cumulative Perpetual Preferred Stock to Treasury, which bears an initial dividend rate of 5% increasing to 9% after five years.  In addition, Treasury received a warrant for the purchase of 38,107 shares of the Company’s common stock.  One of the conditions of the CPP Transaction was that the Company complies with certain limits on its compensation of executives.

The original limitations were amended by ARRA.  Included among the new limitations was a requirement that the Company submit for approval by the shareholders the executive compensation disclosed in the proxy statement for any annual meeting of shareholders.  By this Proposal 2 the Company provides such opportunity for shareholders to make a non-binding vote on its executive compensation as disclosed in this proxy statement under the discussion titled, “Compensation.”

By the terms of the ARRA this vote by shareholders is (1) not binding on the board of directors of the Company, (2) is not to be construed as overruling a decision by the board of directors, and (3) does not create or imply any additional fiduciary duty by the board of directors.

Executive Compensation

The Company believes that its compensation policies and procedures, which are reviewed and recommended by the Compensation Committee and approved by the Board of Directors, encourage a culture of pay for performance and are strongly aligned with the long- term interests of shareholders. Like most companies in the financial services sector, the recent and ongoing financial downturn had a significant negative impact on the Company’s 2009 results of operations and on the price of the Company’s Common Stock. Consistent with the objective of aligning the compensation of the Company’s executive officers with the annual and long-term performance of the Company and the interests of the Company’s shareholders, these factors were also reflected in the compensation of the Company’s named executive officers for 2009.

One of the main objectives of the Company’s executive compensation program is to align a significant portion of each executive officer’s total compensation with the annual and long-term performance of the Company and the interests of the Company’s shareholders. The Company’s annual executive bonus plan, which plays a key role in fulfilling this objective, is designed specifically to establish a direct correlation between the annual incentives awarded to the participants and the financial performance of the Company. As a result, because the Company’s performance was below the targeted threshold level under the plan, and in fact was a net loss for the year, the named executive officers received no annual incentive payments or bonuses with respect to 2009.

The board of directors and management believe that the compensation paid to the named executive officers as disclosed in this proxy statement is reasonable and competitive.  The board uses various methods and analyses in setting the compensation for the named executive officers, including but not limited to reliance on compensation surveys of peer financial institutions, review of publicly available information on the compensation practices of other institutions in our market.  For example, the Company’s practices in setting cash bonus incentive compensation to our named executive officers have been based on a bonus plan and formula that uses a return on assets measure judged against our designated peer group.

The board of directors and the compensation committee have reviewed all compensatory arrangements and made appropriate modifications to ensure they comply with the executive compensation limits applicable to the CPP.

The board of directors strives hard to pay fair compensation to its named executive officers, and all employees, and believes its compensation practices are reasonable.

As required by the ARRA and the guidance provided by the SEC, the Board of Directors has authorized a shareholder advisory vote on the Company’s executive compensation plans, programs and arrangements as reflected in the disclosures regarding named executive officer compensation provided in the various tables, the accompanying narrative disclosures and the other compensation information provided in this Proxy

Statement in the discussion titled “Compensation.”  We are asking our shareholders to approve the following resolution:

“Resolved, that the shareholders of Santa Lucia Bancorp approve the compensation of its named executive officers as disclosed in the proxy statement for the 2010 Annual Meeting of Shareholders.”

Vote Required; Effect

Approval of the Company’s executive compensation would require that a majority of the shares present or represented at the annual meeting vote in favor of the proposal. Abstentions and broker non votes will not be counted as votes cast and therefore will not affect the determination as to whether the Company’s executive compensation as disclosed in this proxy statement is approved. Because this shareholder vote is advisory, it will not be binding upon the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THE SHAREHOLDERS APPROVE THE EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

Vavrinek, Trine, Day & Co., LLP (“Vavrinek”), independent certified public accountants, performed the audit of our consolidated financial statements for the year ended December 31, 2009. A representative of Vavrinek should be present at the Annual Meeting, and will have the opportunity to make a statement if desired. Vavrinek’s representative also will be able to respond to appropriate questions.

Fees Paid to the Independent Auditors.  During the fiscal year ended December 31, 2009, fees paid to our independent auditor, Vavrinek, consisted of the following:

Audit Fees.  Aggregate audit fees billed to the Bank by Vavrinek during the 2008 and 2009 fiscal years for review of our annual financial statements and those financial statements included in our quarterly reports on Form 10-Q totaled $60,000 and $63,000, respectively.

Audit-Related Fees.  There were audit-related fees of $6,000 and $6,000 billed to the Bank by Vavrinek during the 2008 and 2009 fiscal years, respectively.

Tax Fees.  The aggregate fees billed to the Bank by Vavrinek during the 2008 or 2009 fiscal years for tax compliance, tax advice, or tax planning totaled $8,000 and $8,000, respectively.  Such fees related to Vavrinek’s preparation of the Bank’s Federal and State tax returns and calculation of related estimated tax payments.

All Other Fees.  Vavrinek did not bill the Company in 2008 or 2009 for preparation of the tax opinion regarding formation of the Company.

For the fiscal year 2009 the Board considered and deemed the services provided by Vavrinek compatible with maintaining the principle accountant’s independence.  The Charter for the Audit Committee of the Board contains policies and procedures for pre-approval of audit and non-audit services from the Bank’s independent public accountant.  A copy of that Charter was attached to the Proxy Statement for the 2009 annual meeting.  The Audit Committee approved all services described above in the discussion of fees paid to Vavrinek.

Less than half the total hours expended on Vavrinek’s engagement to audit our financial statements for the 2009 fiscal year were attributed to work performed by persons other than Vavrinek’s full-time permanent employees.

ANNUAL REPORT

The Annual Report of the Company containing audited financial statements for the fiscal year ended December 31, 2009 is included in this mailing to shareholders.

FORM 10-K

ONCE FILED, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, IS AVAILABLE TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO JAMES M. COWAN, SECRETARY, SANTA LUCIA BANCORP, 7480 EL CAMINO REAL, ATASCADERO, CALIFORNIA, 93422.

SHAREHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING

Proxy Statement Proposals. Under the rules of the SEC, proposals that shareholders seek to have included in the proxy statement for our next annual meeting of shareholders must be received by the Secretary of the Company not later than November 17, 2010.

OTHER BUSINESS

The Board of Directors knows of no other matters that will be brought before the meeting, but if such matters are properly presented to the meeting, proxies solicited hereby will be voted in accordance with the discretion of the persons holding such proxies.  All shares represented by duly executed proxies will be voted at the Meeting in accordance with the terms of such proxies.

ADDITIONAL INFORMATION

Under the Securities Exchange Act of 1934 Sections 13 and 15(d), periodic and current reports must be filed with the SEC.  The Company electronically files the following reports with the SEC.  Form 10-K (Annual Report), Form 8-K (Report of Unscheduled Material Events), and Form DEF 14A (Proxy Statement).  It may file additional forms.  The SEC maintains an Internet site, www.sec.gov, in which all forms filed electronically may be accessed.  Additionally, a link to all forms filed with the SEC and additional stockholder information is available free of charge on our website: www.santaluciabank.com.  The Company posts these reports to its website as soon as reasonably practicable after filing them with the SEC.  None of the information on the hyperlinked from the Company’s website is incorporated into this proxy statement.

/s/ James M. Cowan
James M. Cowan
Secretary

<STOCK#> 0 2 4 4 6 5 2 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 015IQB 1 U P X + PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Annual Meeting Proxy Card + A Proposals — The Board of Directors recommends a vote FOR all the nominees listed. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B Please date and sign exactly as your name(s) appear below. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. 1. Election of Directors. To elect the following nine (9) persons to the Board of Directors of the Company to serve until the 2011 Annual Meeting of Shareholders and until their successors are elected and have qualified: 01 - Khatchik H. Achadjian 04 - Douglas C. Filipponi 07 - Paul G. Moerman 02 - Stanley R. Cherry 05 - John C. Hansen 08 - Larry H. Putnam 03 - Jerry W. DeCou III 06 - Jean Hawkins 09 - D. Jack Stinchfield For Withhold For Withhold For Withhold For Against Abstain 2. Non-Binding Vote on Approval of Executive Compensation. To adopt the following non-binding resolution regarding the executive compensation disclosed in the proxy statement for the 2010 Annual Meeting of Shareholders, dated March 12, 2010: “Resolved, that the shareholders of Santa Lucia Bancorp approve the compensation of its named executive officers as disclosed in the proxy statement for the 2010 Annual Meeting of Shareholders.” 3. To transact such other business as may properly come before the meeting.

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. REVOCABLE PROXY – SANTA LUCIA BANCORP ANNUAL MEETING OF SHAREHOLDERS – April 21, 2010 The undersigned shareholder(s) of Santa Lucia Bancorp (the “Company”) hereby appoints, constitutes and nominates Khatchik H. Achadjian, Douglas C. Filipponi and D. Jack Stinchfield, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at Santa Lucia Bank, 7480 El Camino Real, Atascadero, California on Wednesday, April 21, 2010, at 6:00 p.m. local time, and any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present, as specified on the reverse side. The Board of Directors recommends a vote FOR the foregoing proposals. If any other business is presented at the Annual Meeting, this proxy shall be voted in accordance with the discretion of the proxy holders. This proxy also vests discretionary authority to cumulate votes. If a shareholder signs and returns this proxy card, but does not indicate thereon the manner in which he or she wishes his or her shares to be voted with respect to the proposal described herein, then this proxy will be voted FOR each of the proposals. This proxy is solicited on behalf of the Board of Directors and may be revoked prior to its use. WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE. Continued on the reverse side.